EXHIBIT 10.1

DEBT SETTLEMENT AGREEMENT

This Debt Settlement Agreement (the “Agreement”) is made and entered into as of September 23, 2014, by and between SmartData Corporation, a Nevada corporation (“SmartData”), and Petersen Incorporated, a Utah corporation (“Petersen”), with respect to the following.

RECITALS

A.

SmartData is the owner and holder of U.S. Patent No. 8,105,401 (“Parallel Path, Downdraft Gasifier Apparatus and Method”), and U.S. Patent No. 8,518,133 (“Parallel Path, Downdraft Gasifier Apparatus and Method”) (the “Patents”).

B.

Pursuant to other agreements, SmartData has assumed and agreed to pay certain indebtedness owed to Petersen, pertaining to the engineering and construction services provided by Petersen in connection with a prototype of the equipment that is described in the Patents, i.e., a 32 inch Downdraft Gasifier ("Gasifier").

C.

Petersen is owed approximately $156,900.08 (the “Debt”) for the engineering and construction services rendered in connection with the Gasifier.

D.

SmartData and Petersen agree to settle and resolve the Debt in full upon the following terms and conditions.

TERMS AND CONDITIONS

1.

Cash Payment.   Promptly after execution of this Agreement, SmartData shall pay or cause to be paid to Petersen the sum of $56,900.08 (the “Payment”).

2.

Stock.   Promptly after execution of this Agreement, SmartData shall cause to be issued to Petersen 40,000 shares of SmartData Corporation $0.001 par value common stock (the “Stock”).

3.

Release and Satisfaction.   Upon receipt of the Payment and the Stock, Petersen acknowledges and agrees that the Debt (including all interest, costs and attorney’s fees associated therewith) shall be deemed satisfied and paid in full.  Petersen agrees that, subject to receipt of the Payment and Stock, all claims of Petersen against SmartData and its predecessors, including SMS Management Services, LLC, shall be deemed released.

4.

Representations and Covenants of SmartData.   SmartData represents and covenants to Petersen as follows:

A.

SmartData is the owner of the Patents.

B.

The issuance of the Stock has been duly authorized by all required corporate action and, when issued, will be fully paid and nonassessable.

C.

If at any time SmartData decides, in its sole discretion, to register securities with the Securities and Exchange Commission (the “Commission”), SmartData agrees that it shall cause the Stock to be registered along with whatever other securities it chooses to register on Form S-1, at no further cost to Petersen.

D.

SmartData shall indemnify Petersen from, and defend and hold Petersen harmless from and against, any losses suffered, incurred or sustained by Petersen or to which Petersen becomes subject, resulting from, arising out of or relating to any claim: (i) that the Gasifier does infringe upon any intellectual property rights of a third party; and (ii) of loss or damage resulting from the Gasifier and the use thereof.

5.

Acknowledgments and Representations of Petersen.   Petersen represents and acknowledges as follows:

A.

That Petersen is the sole holder of the Debt, and has full power and authority to enter into and perform the terms of this Agreement.  Petersen agrees and covenants not to institute or cause to be instituted any suit or other form of action or proceeding of any kind or nature against SmartData, or its predecessors, assigns, successors, officers, directors, agents, or affiliates to collect or attempt to collect the Debt.

B.

THAT EXCEPT FOR THE EXPRESS WARRANTY PROVISIONS CONTAINED IN THIS AGREEMENT, THE GASIFIER IS PROVIDED “AS IS” AND TO THE FULLEST EXTENT PERMITTED BY LAW, PETERSEN EXCLUDES ALL OTHER EXPRESS AND IMPLIED TERMS, CONDITIONS, WARRANTIES OR REPRESENTATIONS REGARING THE GASIFIER ARISING BY LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY IMPLIED TERMS OF MERCHANTABILITY, SATISFACTORY QUALTIY, AND FITNESS FOR A PARTICULAR PURPOSE.

C.

That:

(a)

the Stock is “restricted securities” as that term is defined in Rule 144 promulgated by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the resale of the Stock is restricted by federal and state securities laws and, accordingly, the Stock must be held indefinitely unless its resale is subsequently registered under the Securities Act or an exemption from such registration is available for its resale;

(b)

Other than as contemplated herein, Petersen acknowledges that SmartData has not undertaken, and will have no obligation, to register any shares of the Stock under the Securities Act;

(c)

By completing the Questionnaire, attached hereto as Exhibit “A,” Petersen is representing and warranting that it is an accredited investor as the term is defined in Rule 501 of Regulation D under the Securities Act;

(d)

The decision to execute this Agreement and acquire the Stock agreed to be purchased hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of SmartData;

(e)

Petersen and Petersen’s advisor(s) have had a reasonable opportunity to ask questions of and receive answers from SmartData in connection with the issuance of the Stock hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about SmartData;

(f)

The books and records of SmartData were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by Petersen during reasonable business hours at its principal place of business, and all documents, records and books in connection with the distribution of the Stock hereunder have been made available for inspection by Petersen, Petersen’s lawyer and/or advisor(s);

(g)

SmartData is entitled to rely on the representations and warranties of Petersen contained in this Agreement and the Questionnaire;

(h)

Petersen will indemnify and hold harmless SmartData and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of Petersen contained in this Agreement, the Questionnaire or in any document furnished by Petersen to SmartData in connection herewith being untrue in any material respect or any breach or failure by Petersen to comply with any covenant or agreement made by Petersen to SmartData in connection therewith;

(i)

Petersen has been advised to consult Petersen’s own legal, tax and other advisors with respect to the merits and risks of an investment in the Stock and with respect to applicable resale restrictions, and it is solely responsible (and SmartData is not in any way responsible) for compliance with: (i) any applicable laws of the jurisdiction in which Petersen is resident in connection with the distribution of the Stock hereunder, and (ii) applicable resale restrictions;

(j)

Neither the Commission nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Stock;

(k)

No documents in connection with the sale of the Stock hereunder have been reviewed by the Commission or any state securities administrators;

(l)

Petersen is aware that an investment in SmartData is speculative and involves certain risks, including the possible loss of the entire investment;

(m)

Petersen (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Stock for an indefinite period of time;

(n)

Petersen (i) is able to fend for itself; (ii) has such knowledge and experience in business matters as to be capable of evaluating the merits and risks of its prospective investment in the Stock; and (iii) has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

(o)

Petersen is not an underwriter of, or dealer in, the common shares of SmartData, nor is Petersen participating, pursuant to a contractual agreement or otherwise, in the distribution of the Stock;

(p)

Petersen is not aware of any advertisement of any of the Stock and is not acquiring the Stock as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(q)

Petersen acknowledges and agrees that SmartData shall not consider the Petersen’s subscription for acceptance unless the undersigned provides to SmartData, along with an executed copy of this Agreement: (i) a fully completed and executed Questionnaire in the form attached hereto as Exhibit A, and (ii) such other supporting documentation that SmartData or its legal counsel may request to establish Petersen’s qualification as a qualified investor.

D.

The Gasifier prototype is located on the premises of Petersen.  Upon receipt of the Payment and Stock, Petersen agrees that SmartData shall be given access to and permitted to remove the Gasifier from Petersen’s premises.

E.

Subsequent to receipt of the Payment and Stock, Petersen agrees to provide up to twenty hours of personnel time to assist SmartData in the initial start-up, calibration, and programming of the Gasifier, on the premises of a testing facility identified by SmartData.

[SIGNATURE PAGE FOLLOWS]

SMARTDATA CORPORATION, a Nevada

corporation

By/s/ S. Matthew Schultz

S. Matthew Schultz, Its CEO

PETERSEN INCORPORATED, a Utah corporation

By/s/ Mark Jenkins

Mark Jenkins

Its CEO

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